EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	® Clinical Data, Inc. One Gateway Center, Suite 551, Newton, MA 02458 USA

Clinical Data Announces Resignation of Director

NEWTON, Mass. - February 3, 2006 - Clinical Data, Inc. (NASDAQ: CLDA), a worldwide leader in commercializing pharmacogenomics to guide drug therapy, today announced the resignation of G. Steven Burrill as a director of the Company, effective immediately.

Randal J. Kirk, Chairman of the Board of Clinical Data, said, “As a part of our acquisition of Icoria in December 2005, we agreed to appoint Steve, Icoria’s Chairman, to our Board of Directors. We understand, however, that Steve has now been requested by his partners to limit his board commitments and participation only to companies in which Burrill & Company has a substantial financial interest. While his service and insight would have proven valuable, Clinical Data remains on an exciting growth path at the cutting edge of future medical practice.”

About Clinical Data, Inc.

Clinical Data, Inc. is a worldwide leader in providing molecular services and clinical diagnostics to improve patient care. Clinical Data’s molecular services division is among the largest independent providers of pharmacogenomics and metabolomics services globally and consolidates the operations of Genaissance Pharmaceuticals, Inc., Lark Technologies, Inc. and Icoria, Inc., each acquired during 2005. The division is utilizing pharmacogenomics to develop molecular diagnostics and more efficacious therapeutics by finding genetic markers to guide drug development and utilization. These services are marketed to the pharmaceutical, biotech, clinical, academic, government and agricultural marketplaces. Clinical Data’s Vital Diagnostics division consolidates the operations of Clinical Data Sales & Service, Inc., Vital Scientific NV, Vital Diagnostics Pty. Ltd., and Electa Lab s.r.l., which are each focused on the small volume clinical diagnostics market worldwide. Vital Diagnostics’ instrumentation business has a market focus on the physician's office, hospital and small-to-medium sized laboratory segments. With customers in approximately 100 countries, Vital Diagnostics has also achieved a leading market share for instruments and reagents sold into moderately complex physicians’ office laboratories within the United States.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the expected timing of clinical trials studying vilazodone, the potential clinical benefits of vilazodone, and the growth and development of Clinical Data’s business and market opportunities. Such statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, whether vilazodone will advance further in the clinical trials process; whether future clinical trials will warrant continued product development; whether and when, if at all, vilazodone will receive final approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; whether vilazodone will be successfully marketed; whether Clinical Data will be able to develop or acquire additional products and attract new business and strategic partners; competition from pharmaceutical, biotechnology and diagnostics companies; the strength of our intellectual property rights; the effect on the Company’s operations and results of significant acquisitions or divestitures made by major competitors; the Company’s ability to achieve expected synergies and operating efficiencies in all of its acquisitions, and to successfully integrate its operations; and those risks discussed and identified by Clinical Data in its public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC reports, including but not limited to its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, and fiscal 2005 and 2006 quarterly reports on Forms 10-QSB and 10-Q.

Internet Website: www.clda.com

For More Information
Investors:
John Quirk
1-646-536-7029

Media:
Jason Rando
1-646-536-7025

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